SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant To Section 13 Or 15(d)
Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported) June 24, 2002

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)

000-26689
(Commission File Number)

Delaware	77-0431154
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)

(408) 586-1700
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountants

(a)  On June 21, 2002, Foundry Networks, Inc. (the “Company”) terminated its relationship Arthur Andersen LLP as its independent public accountants and engaged the services of Ernst & Young LLP, effective June 21, 2002 , as its independent public accountants for its fiscal year ending December 31, 2002. The Company’s Board of Directors, upon the recommendation of the audit committee, authorized the termination of Arthur Andersen LLP and the engagement of Ernst & Young LLP.

(b)  During the two most recent fiscal years and subsequent interim periods prior to June 21, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s two most recent fiscal years and subsequent interim periods prior to June 21, 2002.

(c)  The reports of Arthur Andersen LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)  The Company has not consulted with Ernst & Young LLP during the last two years or subsequent interim periods prior to June 21, 2002 regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion Ernst & Young LLP might render on the Company’s financial statements.

(e)  The Company has requested that Arthur Andersen LLP furnish a letter addressed to the SEC, as promptly as possible, stating whether they agree with the above statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOUNDRY NETWORKS, INC.

By:	/s/ TIMOTHY D. HEFFNER
Timothy D. Heffner Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 24, 2002

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